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                                                                   EXHIBIT 10.42


                                                                  EXECUTION COPY







                          SUBORDINATED CREDIT AGREEMENT


                                   DATED AS OF


                                NOVEMBER 5, 1999


                           SLEEPMASTER HOLDINGS L.L.C.
                                   AS BORROWER

                                       AND

                        CITICORP MEZZANINE PARTNERS, L.P.
                                    AS LENDER


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                                TABLE OF CONTENTS

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                                                                                                               PAGE

ARTICLE 1.  DEFINITIONS...........................................................................................1
         SECTION 1.1                Certain Defined Terms.........................................................1
         SECTION 1.2                Accounting Terms.............................................................17

ARTICLE 2.  AMOUNT AND TERMS OF NOTE AND LOAN....................................................................17
         SECTION 2.1                Loan and Note................................................................17
         SECTION 2.2                Interest on the Loan.........................................................17
         SECTION 2.3                Prepayments and Payments.....................................................18
         SECTION 2.4                Use of Proceeds..............................................................20
         SECTION 2.5                Fees.........................................................................20

ARTICLE 3.  CONDITIONS TO LOAN...................................................................................20
         SECTION 3.1                Conditions to Loan...........................................................20

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES.......................................................................22
         SECTION 4.1                Organization and Good Standing...............................................22
         SECTION 4.2                Authorization and Power......................................................22
         SECTION 4.3                No Conflicts or Consents.....................................................22
         SECTION 4.4                Enforceable Obligations......................................................22
         SECTION 4.5                No Event of Default..........................................................23
         SECTION 4.6                Use of Proceeds; Margin Stock................................................23
         SECTION 4.7                No Financing of Regulated Corporate Takeovers................................23
         SECTION 4.8                Compliance with Law..........................................................23
         SECTION 4.9                Capital Structure and Subsidiaries...........................................23
         SECTION 4.10               Investment Company Act.......................................................23
         SECTION 4.11               Public Utility Holding Company Act...........................................23
         SECTION 4.12               Financial Condition..........................................................23
         SECTION 4.13               Senior Debt Documents........................................................24
         SECTION 4.14               Acquisition..................................................................24

ARTICLE 5.  AFFIRMATIVE COVENANTS................................................................................24
         SECTION 5.1                Financial Statements and Other Reports.......................................24
         SECTION 5.3                Payment of Taxes; Tax Consolidation..........................................25
         SECTION 5.4                Maintenance of Properties; Insurance.........................................26
         SECTION 5.5                Inspection...................................................................26
         SECTION 5.6                Compliance with Laws, Etc....................................................26
         SECTION 5.7                Maintenance of Accurate Records, Etc.........................................26
         SECTION 5.8                Lender Meeting...............................................................27
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
ARTICLE 6.  NEGATIVE COVENANTS...................................................................................27
         SECTION 6.1       Indebtedness..........................................................................27
         SECTION 6.2       Limitation on Transactions with Affiliates............................................30
         SECTION 6.3       Restricted Payments...................................................................31
         SECTION 6.4       Mergers...............................................................................35
         SECTION 6.5       Asset Sales; Sale of Subsidiary Stock.................................................36
         SECTION 6.6       Limitation on Dividend and Other Payment Restrictions
                 Affecting Subsidiaries..........................................................................37
         SECTION 6.7       Limitation on Liens...................................................................38
         SECTION 6.8       Limitations on Unrestricted Subsidiaries..............................................39

ARTICLE 7.  EVENTS OF DEFAULT....................................................................................41
         SECTION 7.1       Failure To Make Payments When Due.....................................................41
         SECTION 7.2       Default in Other Agreements...........................................................41
         SECTION 7.3       Breach of Certain Covenants and Agreements............................................41
         SECTION 7.4       Breach of Warranty....................................................................42
         SECTION 7.5       Involuntary Bankruptcy; Appointment of Receiver, Etc..................................42
         SECTION 7.6       Voluntary Bankruptcy; Appointment of Receiver, Etc....................................42
         SECTION 7.7       Judgments and Attachments.............................................................42
         SECTION 7.8       Agreements............................................................................42

ARTICLE 8.  SUBORDINATION........................................................................................43
         SECTION 8.1       Note Subordinate to Senior Debt.......................................................43
         SECTION 8.2       Payment Over of Proceeds Upon Dissolution.............................................43
         SECTION 8.3       No Payment in Certain Circumstances...................................................45
         SECTION 8.4       Acceleration Rights; Remedies.........................................................46
         SECTION 8.5       Payments Otherwise Permitted..........................................................46
         SECTION 8.6       Subrogation to Rights of Holders of Senior Debt.......................................46
         SECTION 8.7       Provisions Solely to Define Relative Rights...........................................47
         SECTION 8.8       No Waiver of Subordination Provisions.  ..............................................47
         SECTION 8.9       Reliance on Judicial Order.  .........................................................47
         SECTION 8.10      Amendment.  ..........................................................................48
         SECTION 8.11      Remedies.  ...........................................................................48

ARTICLE 9.  MISCELLANEOUS........................................................................................48
         SECTION 9.1       Participations in Loan and Note.......................................................48
         SECTION 9.2       Expenses..............................................................................48
         SECTION 9.3       Indemnity.............................................................................49
         SECTION 9.4       Amendments and Waivers................................................................50
         SECTION 9.5       Independence of Covenants.............................................................50
         SECTION 9.6       Notices...............................................................................50
         SECTION 9.7       Survival of Warranties and Certain Agreements.........................................51
         SECTION 9.8       Failure or Indulgence Not Waiver; Remedies Cumulative.................................52
         SECTION 9.9       Severability..........................................................................52
         SECTION 9.10      Headings..............................................................................52
         SECTION 9.11      APPLICABLE LAW........................................................................52



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
         SECTION 9.12      Successors and Assigns; Subsequent Holders of Notes...................................52
         SECTION 9.13      Consent to Jurisdiction and Service of Process........................................52
         SECTION 9.14      Waiver of Jury Trial..................................................................53
         SECTION 9.15      Counterparts; Effectiveness...........................................................53
         SECTION 9.16      Entirety..............................................................................54

Exhibit A       -        Form of Note
Exhibit B       -        Form of Registration Rights Agreement
Exhibit C       -        Form of Securityholders Agreement
Exhibit D       -        Form of Warrant
Exhibit E       -        Form of Warrant Agreement


Schedule 4.13 - Capital Stock; Subsidiaries




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       SUBORDINATED CREDIT AGREEMENT (the "Agreement") dated as of November 5,
1999 by and among SLEEPMASTER HOLDINGS L.L.C., a New Jersey limited liability company (the "Company"), and CITICORP MEZZANINE PARTNERS, L.P., a Delaware limited partnership (the "Lender").

       WHEREAS the Company has requested that the Lender lend to the Company $10,000,000 to partially finance the Acquisition (as defined below), and the Lender is willing to agree to lend such amount on the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Lender agree as follows:


                             ARTICLE 1. DEFINITIONS

       SECTION 1.1 Certain Defined Terms.

       The following terms used in this Agreement shall have the following meanings:

       "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

       "Acquisition" means the acquisition by AWI Corporation of substantially all of the assets of and the assumption by AWI Corporation of certain of the liabilities of each of Adam Wuest, Inc. and Adam Wuest Realty, Inc., in accordance with the terms of the Purchase Agreement.

       "Affiliate" means, with respect to any specified Person: (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (b) any other Person that owns, directly or indirectly, 10% or more of any class or series of such specified Person's (or any of such Person's direct or indirect parent's) Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or
(c) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Neither the Lender nor any Affiliate of Lender (other than CVC) shall be treated as an Affiliate of any Credit Party or CVC.




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       "Asset Sales" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of Sleepmaster or any Restricted Subsidiary; or (c) any other properties or assets of Sleepmaster or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (i) that is permitted by the provisions described under Section 6.5 hereof, (ii) that is by Sleepmaster to any Majority Owned Restricted Subsidiary, or by any Restricted Subsidiary to Sleepmaster or any Majority Owned Restricted Subsidiary in accordance with the terms of this Agreement, (iii) to an Unrestricted Subsidiary to the extent permitted by the terms of Section 6.3; (iv) that is of obsolete equipment in the ordinary course of business, or (v) the Fair Market Value of which in the aggregate does not exceed $500,000 in any transaction or series of related transactions.

       "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

       "Bankruptcy Code" means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

       "Board of Advisors" means the Board of Advisors of any Credit Party or a Subsidiary of any Credit Party, as applicable, or any duly authorized committee of that Board of Advisors.

       "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or Sleepmaster, as the case may be, to have been duly adopted by the applicable Board of Advisors and to be in full force and effect on the date of such certification, and delivered to the Lender.

       "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

       "Capital Lease Obligations" of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

       "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests whether now outstanding or issued after the date hereof, partnership or membership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or


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distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

       "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

       "Cash Flows" means, with respect to the principal amount of the Loan repaid, collectively, (a) the principal amount so repaid, (b) the interest paid on such principal, whether paid prior to the date of the repayment of such principal or on the date of the repayment of such principal and (c) any premium payable pursuant to Section 2.5(b) to reach the required Internal Rate of Return. In the event of a partial repayment of principal, the interest previously paid on such principal shall be calculated, as of the date of each payment of interest, by multiplying the total amount of interest paid on such date by a fraction, (i) the denominator of which is the total outstanding and unpaid principal of the Loan as of the date on which such interest payment was made and (ii) the numerator of which is the amount of principal being repaid for which Cash Flows are calculated.

       "Change in Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company or Sleepmaster;
(b) during any period of two consecutive years, individuals who (i) at the beginning of such period constituted the Board of Advisors of the Company or Sleepmaster (together with any new advisors whose election to such board or whose nomination for election by the securityholders of the Company or Sleepmaster was approved by a vote of a majority of the advisors then still in office who were either advisors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Advisors then in office or (ii) were designated by the Permitted Holders cease for any reason to constitute a majority of such Board of Advisors then in office; (c) the Company or Sleepmaster consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company or Sleepmaster, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Sleepmaster is converted into or exchanged for Cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company or Sleepmaster is changed into or exchanged for (A) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (B) Cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company or Sleepmaster, as the case may be, as a Restricted Payment as described under Section 6.3 (and such amount shall be treated as a Restricted Payment subject to the provisions of Section 6.3 hereof and (ii) immediately after such transaction, no "person" or "group," other than Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50%


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of the total outstanding Voting Stock of the surviving corporation; or (d) the
Company or Sleepmaster is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions under Section 6.5 herein. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company or Sleepmaster will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

       "Closing Date" means November 5, 1999.

       "Common Stock" means, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

       "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-Cash items increasing Consolidated Net Income for such period and less all Cash payments during such period relating to non-Cash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to (b) the sum of Consolidated Interest Expense for such period, plus Cash and non-Cash dividends (except for dividends on Qualified Capital Stock paid in shares of Qualified Capital Stock) paid on any Preferred Stock of such Person and its Restricted Subsidiaries on a Consolidated basis during such period, in each case after giving pro forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 as in effect on the date of this Agreement) to (i) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the Net Cash Proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;
(ii) the incurrence, repayment or retirement of any other Indebtedness by the Credit Parties and their Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and (iv) any acquisition or disposition by the Credit Parties and their Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period; provided, that (A) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (1) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (2) which was not outstanding during the period for which the computation is being made but which bears, at the option of such


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Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (B) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

       "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

       "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements and Currency Hedging Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and (v) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (ii) all capitalized interest of such Person and its Restricted Subsidiaries plus (c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a)(iv) above, whether or not paid by such Person or its Restricted Subsidiaries, less (d) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, amortization of deferred financing costs incurred in connection with any Existing Indebtedness.

       "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (a) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto), (b) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that Cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries, (c) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (d) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (e) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business, (f) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its securityholders, (g) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of this Agreement, or (h) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person.


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       "Consolidated Net Tangible Assets" of any Person means as of any date of determination, the total assets, less goodwill, patents, trade names, trade marks, copyrights, franchises and other intangible assets, and less deferred tax assets, if any, in each case as shown on the balance sheet of the Company and its Restricted Subsidiaries for the most recently ended Fiscal Quarter for which financial statements are available, determined on a Consolidated basis in accordance with GAAP.

       "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-Cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-Cash charge which requires an accrual or reserve for Cash charges for any future period).

       "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its Restricted Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

       "Contested Claim" means any Tax, Indebtedness, Contingent Liabilities or other claim or liability, (a) the validity or amount of which is being diligently contested in good faith by appropriate proceedings, (b) which has been bonded or for which appropriate reserves, to the extent required by GAAP, have been established, and (c) with respect to which any right to execute upon or sell any assets of the Company or its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded, or stayed.

       "Contingent Liabilities" means, as applied to any Person, any Guarantees, endorsements, agreements to purchase or provide funds for the payment of obligations of others, or other liabilities which would be classified as contingent liabilities in accordance with GAAP.

       "Contractual Obligations" means, as applied to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust, or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

       "Credit Parties" means the Company and Sleepmaster.

       "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

       "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

       "Disinterested Advisor" means, with respect to any transaction or series of related transactions, a member of the Board of Advisors of the Company or Sleepmaster, as applicable, who


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does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

       "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "Equity Issuance" has the meaning set forth in Section 2.3(a)(ii).

       "Event of Default" means each of the events set forth in Article 7 hereof.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

       "Existing Indebtedness" means Indebtedness of the Company, Sleepmaster and their respective Subsidiaries (other than the Senior Credit Agreement) in existence on the Closing Date, until such amounts are repaid.

       "Existing Preferred Interests" means, collectively, the Company's Series A Preferred Interests, to the extent issued and outstanding on the Closing Date.

       "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Advisors of the Company or Sleepmaster, as applicable, acting in good faith and shall be evidenced by a Board Resolution.

       "Fiscal Quarter" means any fiscal quarter of the Company and its Subsidiaries for financial accounting purposes, which Fiscal Quarters end on March 31, June 30, September 30 and December 31 of each calendar year.

       "Fiscal Year" means the fiscal year of the Credit Parties for financial accounting purposes, which fiscal year ends on December 31 of each calendar year.

       "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Agreement.

       "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including,


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without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

       "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below Guaranteed directly or indirectly in any manner by such Person, or in effect Guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (d) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or (e) otherwise to assure a creditor against loss.

       "Guarantor" means any Subsidiary which is a guarantor under the Subordinated Notes Documents.

       "Incur" means create, issue, incur, assume, Guarantee, or otherwise become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "Incurred" and "Incurrence" shall have correlative meanings. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

       "Indebtedness" means, with respect to any Person, without duplication,
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all obligations under Interest Rate Agreements or Currency Hedging Agreements of such Person, (e) all Capital Lease Obligations of such Person, (f) all Indebtedness referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (g) all Guaranteed Debt of such Person, (h) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (i) Preferred

Stock of the Company, Sleepmaster or any Restricted Subsidiary of Sleepmaster or any Guarantor and (j) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Advisors of the issuer of such Redeemable Capital Stock.

       "Initial Interest Payment Date" means April 5, 2000.

       "Interest Notes" has the meaning set forth in Section 2.2(b).

       "Interest Payment Date" means the last day of each Interest Period.

       "Interest Period" means initially the period commencing on the Closing Date and ending on the Initial Interest Payment Date, and, thereafter, each six-month period; provided, that:

            (i) if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; and

            (ii) no Interest Period shall extend beyond the Maturity Date.

       "Interest Rate Agreement" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

       "Internal Rate of Return" shall mean the discount rate compounded semi-annually on an annual basis at which the present value as of the Closing Date of Cash Flows of the principal of the Loan repaid discounted back to the Closing Date equals the principal of the Loan so repaid.

       "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including Guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

       "Lender" has the meaning assigned to that term in the introduction to this Agreement and shall include any assignees of the Loan or Note pursuant to the terms and conditions of Section 10.1 hereof.

       "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

       "Loan" means the loan made by the Lender to the Company pursuant to
Section 2.1 hereof.

       "Loan Documents" shall mean this Agreement, the Note, the Registration Rights Agreement, the Securityholders Agreement, the Warrant, the Warrant Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, each as amended, supplemented or modified from time to time.

       "Majority Owned Restricted Subsidiary" means any Restricted Subsidiary at least 90% of the Capital Stock of which is beneficially owned by Sleepmaster.

       "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

       "Material Adverse Effect" means, (a) any material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Sleepmaster or the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company, Sleepmaster or any of their respective Subsidiaries to perform under any Loan Document, or (c) a material impairment of the rights of or benefits available to the Lender under any Loan Document.

       "Maturity Date" means June 30, 2007.

       "Net Cash Proceeds" means with respect to any Asset Sale or Equity Issuance by any Person, the proceeds thereof (without duplication in respect of all Asset Sales or Equity Issuances) in the form of Cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, Cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company, Sleepmaster or any Restricted Subsidiary) net of (a) in the case of any Asset Sale (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all Taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company, Sleepmaster or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company, Sleepmaster or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company, Sleepmaster or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (b) in the case of any Equity Issuance, attorney's fees, accountant's fees, underwriters' or placement agents' fees, discounts, commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and Taxes paid or payable as a result thereof.

       "Note" means one or more of the notes of the Company issued pursuant to the terms and conditions of Sections 2.1, 2.2(b)(ii) or 9.1 hereof, substantially in the form of Exhibit A hereto,as amended, replaced, supplemented or modified from time to time.

       "Obligations" means all obligations of every nature of the Credit Parties from time to time owed to the Lender under the Loan Documents.

       "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chief Executive Officer, its President or its Chief Financial Officer; provided, that every Officer's Certificate with respect to the compliance with a condition precedent to the making of a Loan hereunder shall include (a) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement of the signers that they have made or have caused to be made such examination or investigation as they deem necessary to enable them to certify that such condition has been complied with, and (c) a statement that such condition has been complied with.

       "Pari Passu Indebtedness" means (a) with respect to the Company, Indebtedness of the Company pari passu in right of payment to the Note, and (b) with respect to Sleepmaster or any Guarantor, Indebtedness pari passu in right of payment to the Subordinated Notes.

       "Permitted Holders" means (a) CVC and its Affiliates (provided that for purposes of this provision only the definition of "Affiliate" shall not include clauses (b) or (c) included in the definition thereof) and (b) Charles Schweitzer, James Koscica, Michael Reilly, Timothy Dupont and Michael Bubis, their respective spouses and children, and trusts for their benefit or for the benefit of their spouses and/or children.

       "Permitted Investments" means (a) Investments in any Majority Owned Restricted Subsidiary or any Person which, as a result of such Investment, (i) becomes a Majority Owned Restricted Subsidiary or (ii) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Sleepmaster or any Majority Owned Restricted Subsidiary; (b) Indebtedness of Sleepmaster or a Restricted Subsidiary described under clauses
(iv), (v) and (vi) of the definition of "Permitted Indebtedness;" (c) Investments in any Existing Indebtedness; (d) Temporary Cash Investments; (e) Investments acquired by Sleepmaster or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 6.5 herein to the extent such Investments are non-Cash proceeds as permitted under such Section; (f) Investments in existence on the date of this Agreement; and (g) Investments, in addition to those listed in clauses (a) to (f), not to exceed $5 million at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Sleepmaster's Board of Advisors) at the time of Investment.

       "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

       "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

       "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

       "Purchase Agreement" means the Asset Purchase Agreement, dated as of November 5, 1999, by and among AWI Corporation, a Delaware corporation, as purchaser, Sleepmaster L.L.C., a New Jersey limited liability company and each of Adam Wuest, Inc., an Ohio corporation and Adam Wuest Realty, Inc., an Ohio corporation, as sellers, as amended, restated or modified from time to time.

       "Purchase Money Obligations" means any Indebtedness secured by a Lien on assets related to the business of Sleepmaster and any additions and accessions thereto, which are purchased by Sleepmaster at any time after the Closing Date; provided, that (a) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (b) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (c) (i) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to Sleepmaster of the assets subject thereto or (ii) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

       "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

       "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Subordinated Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of the Company or Sleepmaster in circumstances where the holders of the Subordinated Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

       "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of March 3, 1998, among the Company and certain other securityholders of the Company to which the Lender has become a party through a Joinder dated as of the date hereof, in the form of Exhibit B hereto, as the same may be amended, modified or restated from time to time in accordance with the terms thereof.

       "Requirements of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

       "Restricted Payment" with respect to any Person means (a) declare or pay any dividend on, or make any distribution on account of, any shares of Capital Stock (other than dividends or distributions payable solely in shares of Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock); (b) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, Capital Stock, any Capital Stock of any Subsidiary (other than Capital Stock of any Wholly Owned Restricted Subsidiary or any Restricted Subsidiary if as a result of such purchase, redemption, defeasance, acquisition or retirement, such Restricted Subsidiary becomes a Majority Owned Restricted Subsidiary), any Capital Stock of any entity that owns, directly or indirectly, a majority of the Capital Stock of such Person, or options, warrants or other rights to acquire any of the aforementioned Capital Stock; (c) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any required or mandatory principal payment, sinking fund payment or maturity, any Subordinated Indebtedness; (d) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (i) to Sleepmaster or any of its Wholly Owned Restricted Subsidiaries or (ii) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all securityholders of such Restricted Subsidiary); or (e) make any Investment in any Person (other than any Permitted Investments); provided, that the amount of any such Restricted Payment, if other than Cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Advisors of the Company or Sleepmaster, as applicable.

       "Restricted Subsidiary" means any Subsidiary of Sleepmaster that has not been designated by the Board of Advisors of Sleepmaster as an Unrestricted Subsidiary pursuant to and in compliance with Section 6.8 herein.

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

       "Senior Agent" means First Union National Bank, as administrative agent under the Senior Credit Agreement.

       "Senior Credit Agreement" means the Amended and Restated Credit Agreement, dated as of November 5, 1999, by and among Sleepmaster, the Company, certain subsidiaries of Sleepmaster as guarantors thereto, the Lenders party thereto and the Senior Agent, as a lender and administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, increased or refinanced from time to time.

       "Senior Debt" means, with respect to the Company, (a) the obligations of the Company with respect to the Senior Credit Agreement and (b) any other Indebtedness permitted to be incurred by the Company under the terms of this Agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is Subordinated Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any obligation of the Company to, in respect of or imposed by any environmental, landfill, waste management or other regulatory governmental agency, statute, law or court order, (ii) any liability for federal, state, local or other taxes owed or owing by the Company, (iii) any Indebtedness of the Company to any of the Company's Subsidiaries or other Affiliates, (iv) any trade payables or (v) any Indebtedness that is incurred in violation of this Agreement on or after the date of this Agreement.

       "Senior Debt Documents" means, collectively, the Senior Credit Agreement, and all "Credit Documents" (as defined in the Senior Credit Agreement).

       "Senior Default" means an "Event of Default" as defined in the Senior Credit Agreement.

       "Sleepmaster" means Sleepmaster, L.L.C., a Delaware limited liability company and substantially-owned subsidiary of the Company.

       "Sleep Investor" means Sleep Investor L.L.C., a Delaware limited liability company and parent of the Company.

       "Sleep Investor Promissory Notes" means the notes of the Company issued to Sleep Investor on November 14, 1996, as amended, in an initial principal amount of $7,000,000 and the note of the Company issued to Sleep Investor on or following May 18, 1999 in an amount equal to the Retroactive Notes (as defined in the Senior Credit Agreement), in each case together with the pay-in-kind interest notes issued thereon.

       "Special Preferred Stock" means Preferred Stock of Sleepmaster, in an aggregate amount not to exceed $40 million, which after the date of issuance of the Subordinated Notes are issued to and held solely by CVC or the Company; provided, that (a) dividends on such Preferred Stock are not payable until the earlier of the Stated Maturity of the Subordinated Notes and the date on which the Subordinated Notes have been repaid in full and (b) such Preferred Stock is not Redeemable Capital Stock.

       "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

       "Securityholders Agreement" means the Amended and Restated Securityholders Agreement, dated as of March 3, 1998, among the Company and certain other securityholders of the Company to which the Lender has become a party through a Joinder dated as of the date hereof, in the form of Exhibit C hereto, as the same may be amended, modified or restated from time to time in accordance with the terms thereof.

       "Subordinated Indebtedness" means (a) with respect to the Company, Indebtedness of the Company subordinated in right of payment to the Note, and
(b) with respect to Sleepmaster or any Guarantor, Indebtedness subordinated in right of payment to the Subordinated Notes.

       "Subordinated Notes" means the 11% Senior Subordinated Notes due 2009 originally issued by Sleepmaster on May 18, 1999 in an initial aggregate principal amount of $115,000,000, and any notes issued in exchange, substitution or replacement therefor.

       "Subordinated Notes Documents" means the indentures under which the Subordinated Notes were issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Notes or providing for any Guarantee or other rights in respect thereof.

       "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, (b) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (c) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

       "Tax" or "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any law or any Governmental Authority.

       "Tax Amounts" means, with respect to a calendar year or portion thereof, an amount equal to the sum of (a) the federal income tax that would be imposed on the Taxable Income of Sleepmaster for such calendar year or portion thereof at the highest marginal tax rate applicable to corporate taxpayers in such calendar year or portion thereof, and (b) the state and local income tax that would be imposed on the Taxable Income of Sleepmaster for such calendar year or portion thereof in the state and local jurisdictions in which Sleepmaster qualifies as a corporation within the meaning of state and local provisions which are analogous to Section 7701 of the Internal Revenue Code, at the highest marginal tax rates applicable to corporate taxpayers in such jurisdictions, in each case computed taking into account all available deductions or credits for federal, state or local income tax purposes of state and local income taxes described in clause (b) (such rate, the "Applicable Tax Rate").

       "Taxable Income" means the taxable income of Sleepmaster computed as if Sleepmaster filed a tax return for such calendar year as the parent of a consolidated group of corporations that includes Sleepmaster and each domestic Subsidiary of Sleepmaster (provided that any amount distributed by Sleepmaster to the Company to allow Sleep Investor to make current cash interest payments on the Sleep Investor Promissory Notes shall be treated as a deduction from Taxable Income), except that such taxable income shall be reduced by any tax losses of Sleepmaster for prior years which were available to offset the taxable income of Sleepmaster and were not previously taken into account hereunder for prior years.

       "Temporary Cash Investments" means (a) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the full faith and credit of the United States of America, (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company or Sleepmaster) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (d) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided, that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

       "Transactions" has the meaning set forth in Section 4.3.

       "Unrestricted Subsidiary" means any Subsidiary of Sleepmaster (other than a Guarantor) designated as such pursuant to and in compliance with Section 6.8 herein.

       "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors or board of advisors, as applicable, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

       "Warrant" means, collectively, one or more warrants to purchase shares of Common Stock issued by the Company in connection with this Agreement, substantially in the form of Exhibit D hereto, as the same may be amended, modified, or restated from time to time.

       "Warrant Agreement" means the Warrant Agreement dated as of the date hereof by and between the Company and the Lender in the form of Exhibit E hereto, as the same may be amended, modified, or restated from time to time.

       SECTION 1.2 Accounting Terms. For purposes of this Agreement, unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.


       ARTICLE 2. AMOUNT AND TERMS OF NOTE AND LOAN

       SECTION 2.1 Loan and Note.

       (a) Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lender hereby agrees to lend to the Company on the Closing Date, an amount equal to $10,000,000.

       (b) Payment of Loan. The unpaid principal amount of the Loan plus all accrued and unpaid interest thereon and all other amounts owed hereunder with respect thereto (including pursuant to Section 2.5(b)) shall be paid in full in Cash on the Maturity Date.

       (c) Note. On the Closing Date, the Company shall execute and deliver to the Lender the Note dated as of the Closing Date, to evidence the Loan made on such date, in the aggregate principal amount of $10,000,000.

       SECTION 2.2 Interest on the Loan.

       (a) Rate of Interest. Except as provided in Section 2.2(d) below, the Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate equal to 14.00% per annum.

       (b) Interest Payments.

           (i) Interest shall be payable with respect to the Loan, in arrears on and to each Interest Payment Date commencing on the Initial Interest Payment Date, and upon any prepayment of the Loan (to the extent of accrued interest on the principal amount of the Loan so prepaid) and at maturity of the Loan; provided, that no accrued interest payable hereunder shall be paid in Cash prior to 3 months following the repayment in full of all obligations of the Company with respect to the Senior Credit Agreement..

           (ii) On any Interest Payment Date after the Closing Date ("PIK Interest Dates"), the Company may, at its election, pay the unpaid accrued interest with respect to the Loan due on any PIK Interest Date by (A) issuing to the Lender or any other holder of the Note one or more Notes (the "Interest Notes") in an aggregate principal amount equal to such unpaid accrued interest to be paid on such PIK Interest Date, or (B) adding such unpaid accrued interest to the then outstanding principal amount of the Loan, in either case, minus the amount of such interest paid in Cash; provided, that no accrued interest payable hereunder shall be paid in Cash prior to 3 months following the repayment in full of all obligations of the Company with respect to the Senior Credit Agreement.

           (iii) All Interest Notes shall have the same terms and conditions as the Note issued pursuant to Section 2.1.

       (c) Post-Default Interest. Following the occurrence and during the continuance of an Event of Default or Senior Default, to the extent permitted by applicable law, the Loan and Interest Notes shall bear interest at a rate equal to 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loan.

       (d) Computation of Interest. Interest on the Loan shall be computed on the basis of a 360-day year. In computing such interest, the date or dates of the making of the Loan shall be included and the date of payment shall be excluded.

       SECTION 2.3 Prepayments and Payments.

       (a) Prepayments.

           (i) Voluntary Prepayments. Subject to Article 8 and the Senior
       Debt Documents, the Company may, upon not less than five (5) Business Days and not more than thirty-five (35) Business Days prior written notice to the Lender (which notice shall be irrevocable), at any time and from time to time, prepay the Loan, in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount. All voluntary prepayments under this Section 2.3(a)(i) shall include the premiums payable pursuant to Section 2.5(b). Voluntary prepayments hereunder shall be credited against the Loan pursuant to the terms and conditions of Section 2.3(a)(iii). Amounts of the Loan so prepaid may not be reborrowed.

           (ii) Mandatory Prepayments.

           (A) Equity Issuance. Subject to Article 8 and the Senior Debt Documents, to the extent not (x) required by the Senior Credit Agreement to prepay any Senior Debt and/or reduce the commitments for the Senior Debt, (y) required by the Subordinated Notes Documents to prepay Indebtedness thereunder, or (z) voluntarily used by the Company or Sleepmaster to prepay or repay any Senior Debt and/or reduce the commitments for the Senior Credit Agreement, upon any issuance of Capital Stock (other than Redeemable Capital Stock) of the Company or Sleepmaster in one or more public offerings (such issuance, an "Equity Issuance") and to the extent permissible under the Senior Debt Documents, the Company shall apply an amount equal to 100% of the Net Cash Proceeds of such Equity Issuance to the prepayment of the Loan, all as provided in subsection 2.3(a)(iii) below. Concurrently with the making of any prepayment pursuant to this subsection 2.3(a)(ii)(A), the Company shall deliver to the Lender an Officer's Certificate demonstrating the derivation of Net Cash Proceeds of the Equity Issuance. The Company shall provide Lender at least ten (10) Business Days notice prior to any prepayment under this subsection 2.3(a)(ii)(A). All mandatory prepayments under this Section 2.3(a)(ii)(A) shall include the premiums payable pursuant to Section 2.5(b).

           (B) Change in Control. Simultaneously with the occurrence of a Change in Control (the "Change in Control Date"), the Lender shall have the right, but not the obligation, to require the prepayment of the Loan in whole; provided, that such right shall be subject to the terms of
      Article 8 and the Senior Debt Documents. Within thirty (30) days following a Change in Control Date, the Company shall give a written notice to the Lender stating that a Change in Control has occurred. The Lender shall, within ten (10) Business Days receipt of such notice, notify the Company if it will require a prepayment hereunder. All mandatory prepayments under this Section 2.3(a)(ii)(B) shall include the premiums payable pursuant to
      Section 2.5(b).

           (iii) Application of Prepayments. All prepayments (whether voluntary or mandatory) shall include payment of accrued interest on the principal amount of the Loan so prepaid and shall be applied to payment of interest and fees before application to principal. All mandatory prepayments which are applied to principal on the Note will be applied to the scheduled installments in inverse order of maturity thereof. All voluntary prepayments which are applied to principal will be applied to each scheduled installment on a pro rata basis.

       (b) Manner and Time of Payment. All payments by the Company hereunder and under the Note of principal, interest, premium, and fees shall be made without defense, set off, or counterclaim, in same day funds and delivered to the Lender not later than 2:00 P.M. (New York time) on the date due at 399 Park Avenue, 14th Floor, New York, New York, or such other place designated in writing by the Lender and delivered to the Company, for the account of the Lender. Funds received by the Lender after such time shall be deemed to have been paid by the Company on the next succeeding Business Day.

       (c) Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Note.

       (d) Notation of Payment. The Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), the Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of that Note; provided, that the failure to make (or any error in the making of) a notation of the Loan made under such Note or to notify the Company of the name and address of a transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Note with respect to the Loan and payments of principal or interest on such Note.

       SECTION 2.4 Use of Proceeds.

       (a) Loan. The proceeds of the Loan to be made on the Closing Date shall be used by the Company to partially finance the consideration in the Acquisition and for general corporate purposes.

       (b) Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by any Credit Party in any manner which might cause the borrowing or the application of such proceeds to violate Regulations T, U or X or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

       SECTION 2.5 Fees.

       (a) On the Closing Date, the Company shall pay to the Lender a nonrefundable closing fee in the amount of $200,000. Such closing fee shall be nonrefundable under all circumstances.

       (b) In connection with any prepayment or repayment of any portion of the Loans (whether at maturity, pursuant to this Article 2 or otherwise), the Company shall pay a premium on the principal amount of the Loan so prepaid or repaid, as the case may be, such that the Internal Rate of Return on such principal amount of the Loan so prepaid or repaid (without giving effect to any fees paid pursuant to Sections 2.5(b) or 3.1(f), the Warrant or any increase in interest as a result of Section 2.2(c)) is equal to (i) 18% per annum if such prepayment or repayment occurs prior to November 5, 2002 or (ii) 20% per annum if such prepayment or repayment occurs on or after November 5, 2002.


                          ARTICLE 3. CONDITIONS TO LOAN

       SECTION 3.1 Conditions to Loan. The obligation of the Lender to make the Loan hereunder on the Closing Date is subject to the satisfaction of all of the following conditions:

       (a) Organizational Documents. On or before the Closing Date, the Lender shall have received the following items, each of which shall be in form and substance satisfactory to the Lender and, unless otherwise noted, dated the Closing Date:

           (i) a certified copy of the certificate of formation of the each of the Credit Parties certified by the Secretary of the State of the relevant Credit Party's state of organization, together with a good standing certificate from the Secretary of State of the relevant Credit Party's state of incorporation to be dated a recent date prior to the Closing Date;

           (ii) a copy of the limited liability company agreement of each of the Credit Parties, such copy certified as of the Closing Date by the Secretary or an Assistant Secretary of the relevant Credit Party;

           (iii) Board Resolutions of each of the Credit Parties and, if necessary, shareholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which the relevant Credit Party is a party and any other documents, instru ments, and certificates required to be executed by each party thereto in connection therewith, certified as of the Closing Date by the Secretary or an Assistant Secretary of the relevant Credit Party as being in full force and effect without modification or amendment;

           (iv) signature and incumbency certificates of the officers of the Company executing the Loan Documents; and

           (v) executed copies of the Loan Documents and such other documents and information as the Lender may reasonably request.

       (b) Proceedings Satisfactory. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto not previously found acceptable by the Lender shall be reasonably satisfactory in form and substance to the Lender and the Lender shall have received all such counterpart originals or certified copies of such documents as the Lender may reasonably request.

       (c) Representations and Warranties. Concurrently with the making of the Loans, each of the Credit Parties shall have delivered to the Lenders an Officer's Certificate in form and substance satisfactory to the Required Lenders to the effect that the representations and warranties in Article 4 are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of such date.

       (d) Potential Event of Default; Event of Default. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated hereby which would constitute an Event of Default or Potential Event of Default.

       (e) No Injunction, etc. No order, judgment, or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Lender from making the Loan.

       (f) Regulations T, U or X. The making of the Loan shall not violate Regulations T, U or X of the Federal Reserve Board.

       (g) Acquisition. The Acquisition shall have been consummated on terms and conditions satisfactory to the Lender, the fees and expenses paid in connection therewith shall be satisfactory to the Lender and the conditions precedent to the Acquisition set forth in the Purchase Agreement shall have been satisfied or waived.

       (h) Fees and Expenses. The Lender shall have received payment in full for all expenses (including reasonable attorney's fees) incurred in connection with the negotiation and execution of this Agreement and the Loan Documents and the closing fee required by Section 2.5.

       (i) Senior Debt Documents. The Lender shall have received certified copies of each of the Senior Debt Documents, and all of such Senior Debt Documents shall be satisfactory, in form and substance, to the Lender. All of the conditions contained in the Senior Credit Agreement as in effect on the Closing Date will have been satisfied or waived with the consent of the Lender.

       (j) Material Adverse Change. No change which could reasonably be expected to have a Material Adverse Effect shall have occurred since December 31, 1998.


                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

       In order to induce the Lender to enter into this Agreement and to make the Loan, each of the Credit Parties represents and warrants to the Lender that:

       SECTION 4.1 Organization and Good Standing. Each Credit Party is a limited liability company, duly organized and existing in good standing under the laws of its jurisdiction of organization. Each Credit Party has the limited liability company power and authority to own its properties and assets and to transact the business in which it is engaged and is duly qualified as a foreign limited liability company and in good standing in all states in which it is required to be so qualified, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

       SECTION 4.2 Authorization and Power. Each Credit Party, to the extent it is a party thereto, has the limited liability company power and requisite authority, and has taken all limited liability company action necessary, to execute, deliver and perform its obligations under the Loan Documents.

       SECTION 4.3 No Conflicts or Consents. The execution, delivery, and performance by each Credit Party of its obligations under the Loan Documents and the Senior Debt Documents, the consummation of any of the transactions contemplated thereby, and the consummation of the Acquisition (collectively, the "Transactions"), and compliance with the terms and provisions hereof or thereof will not contravene or conflict with any provision of law to which any Credit Party is subject or any material judgment, license, order, or permit applicable to any Credit Party, or any material Contractual Obligations of any Credit Party, or violate any provision of the certificate of formation or limited liability company agreement of any Credit Party, which could reasonably be expected, in any case, to have a Material Adverse Effect. No consent, approval, authorization, or order of any Governmental Authority or other Person is required in connection with the consummation of the Transactions, except for such required consents, approvals, and authorizations which (a) have been obtained by the relevant Credit Party or permanently waived in writing, or (b) the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

       SECTION 4.4 Enforceable Obligations. The Loan Documents have been duly executed and delivered by each Credit Party (to the extent such Credit Party is a party thereto) and are, or will be, the legal and binding obligations of each Credit Party, enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency, and similar laws affecting creditors' rights and the application of general rules at equity.

       SECTION 4.5 No Event of Default. No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

       SECTION 4.6 Use of Proceeds; Margin Stock. The proceeds of the Loan will be used solely for the purposes specified herein. None of such proceeds will be used to, or to reduce or retire any Indebtedness which was originally incurred to, purchase or carry a Margin Stock, or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulations T, U or X. No Credit Party has taken nor will take any action which might cause any of the Loan Documents to violate Regulations T, U or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

       SECTION 4.7 No Financing of Regulated Corporate Takeovers. No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Exchange Act, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

       SECTION 4.8 Compliance with Law. Each Credit Party is in compliance with all laws, except where failure to so comply could not reasonably be expected to have a Material Adverse Effect.

       SECTION 4.9 Capital Structure and Subsidiaries.

       (a) As of the Closing Date, the authorized Capital Stock of the Company is as set forth on Schedule 4.13. Except as set forth on Schedule 4.13, as of the Closing Date, all outstanding shares of each class of such Capital Stock were duly authorized and validly issued, and are fully paid and nonassessable. As of the Closing Date, other than the Warrants or as set forth in Schedule 4.13, there are no outstanding securities, rights, or other agreements of any nature that require any Credit Party or any of their respective Subsidiaries to issue any of its Capital Stock.

       (b) Schedule 4.13 sets forth a true and complete list of each Subsidiary of each of the Credit Parties and each such Subsidiary's jurisdiction of incorporation.

       SECTION 4.10 Investment Company Act. No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

       SECTION 4.11 Public Utility Holding Company Act. No Credit Party is a "holding company", an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       SECTION 4.12 Financial Condition. Immediately after the consummation of the Transactions to occur on the Closing Date, (a) the fair value of the assets of each Credit Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Credit Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Credit Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Credit Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

       SECTION 4.13 Senior Debt Documents. The Company has delivered to the Lender true and correct copies of the Senior Debt Documents as in effect on the date hereof. The representations and warranties of the Company contained in the Senior Debt Documents are true and correct in all material respects. There exist no material defaults with respect to the Senior Debt Documents nor any basis for the exercise by any party thereto of any rights of acceleration, cancellation, rescission, or any rights of offset.

       SECTION 4.14 Acquisition. The transactions contemplated by the Purchase Agreement have been consummated in accordance with the terms of the Purchase Agreement, and nothing has come to the Credit Parties' attention that would indicate that any of the representations and warranties contained in such agreement are not true and correct in all material respects and, except as otherwise disclosed to the Lender, none of the material terms thereof have been modified, amended, or waived.


                        ARTICLE 5. AFFIRMATIVE COVENANTS

       Each of the Credit Parties covenants and agrees that, until the Loan and the Note and all other amounts due under this Agreement have been paid in full, unless the Lender shall otherwise give prior written consent, the Credit Parties shall jointly and severally perform all covenants contained in this Article 5:

       SECTION 5.1 Financial Statements and Other Reports. The Credit Parties will deliver to the Lender:

       (a) Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries and within one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the consolidated and consolidating balance sheet of Sleepmaster and its consolidated Subsidiaries as at the end of such fiscal year and with respect to each of the foregoing, the related consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries and for Sleepmaster and its consolidated Subsidiaries for such year, audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Lender, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

       (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the fiscal quarters of the Company, a company-prepared consolidated balance sheet and a company-prepared consolidating balance sheet of the Company and its consolidated Subsidiaries and of Sleepmaster and its consolidated Subsidiaries as at the end of such period and related company-prepared statements of income and retained earnings and of cash flows for the Company and its consolidated subsidiaries and for Sleepmaster and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);

       (c) Monthly Financial Statements. As soon as available and in any event within thirty (30) days after the end of each month (other than at the end of a fiscal quarter, in which case forty-five (45) days after the end thereof), a company-prepared consolidated balance sheet of the Company and its consolidated Subsidiaries and for Sleepmaster and its consolidated Subsidiaries as at the end of such period and related company-prepared statements of income and retained earnings and of cash flows for the Company and its consolidated Subsidiaries and for Sleepmaster and its consolidated Subsidiaries for such monthly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments and the absence of footnotes); and

       (d) Annual Budget Plan. As soon as available, but in any event within thirty (30) days after the end of each fiscal year, a copy of the detailed annual budget or plan of Sleepmaster for the next fiscal year on a month-by-month basis, in form and detail reasonably acceptable to the Lender, together with a summary of the material assumptions made in the preparation of such annual budget or plan.

       all such financial statements are to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments and, with respect to the monthly financial statements, the absence of footnotes) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in GAAP.

       SECTION 5.2 Corporate Existence, Etc. Except as otherwise expressly permitted herein, each of the Credit Parties will, and shall cause each of its Subsidiaries to, at all times preserve and maintain in full force and effect its corporate or limited liability company existence, as the case may be, and good standing under the laws of its state or jurisdiction of incorporation, except when the failure to so preserve or maintain could not reasonably be expected to have a Material Adverse Effect.

       SECTION 5.3 Payment of Taxes; Tax Consolidation.

       (a) Each of the Credit Parties and any consolidated group of which any Credit Party is a member will, and will cause each of their respective Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, or property before any material penalty accrues thereon, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided, that no such Taxes need be paid with respect to any Contested Claim.

       (b) None of the Credit Parties will, or will permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Credit Parties, or any of their Subsidiaries or such other Person as may be reasonably acceptable to the Lender.

       SECTION 5.4 Maintenance of Properties; Insurance. Except as permitted by the terms and conditions of Section 6.5, each Credit Party will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Credit Parties, ordinary wear and tear excepted, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Credit Party will keep its insurable properties adequately insured at all times in accordance with past practice; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, and maintain such other insurance as may be required by law.

       SECTION 5.5 Inspection. No more than twice during each annual period following the Closing Date, the Company shall permit, and shall cause each of its Subsidiaries to permit, representatives of the Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company; provided, when an Event of Default exists the Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

       SECTION 5.6 Compliance with Laws, Etc. Each Credit Party shall comply with, and shall cause each of their respective Subsidiaries to comply with, in all material respects, all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except as may be contested in good faith or as to which a bona fide dispute may exist.

       SECTION 5.7 Maintenance of Accurate Records, Etc. Each Credit Party shall maintain, and will cause each of its Subsidiaries to maintain, proper books of records and accounts, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Credit Party and its Subsidiaries.

       SECTION 5.8 Lender Meeting. Each Credit Party will participate in a meeting with the Lender once during each Fiscal Year to be held at a location and a time selected by each Credit Party and reasonably acceptable to the Lender.


                          ARTICLE 6. NEGATIVE COVENANTS

       The Company covenants and agrees that until the Loans and the Note and all other Obligations due at the time of such termination or payment have been paid in full, unless the Lender shall otherwise give prior written consent, the Company shall perform all covenants in this Article 6:

       SECTION 6.1 Indebtedness.

       (a) The Company shall not, directly or indirectly, Incur any Indebtedness (including, without limitation, Acquired Indebtedness) other than (i) Indebtedness under this Agreement, (ii) Senior Debt, (iii) Indebtedness in respect of indemnities of advisors and officers of the Company, (iv) Indebtedness in respect of Existing Preferred Interests and (v) Permitted Seller Debt and Existing Seller Debt (each as defined in the Senior Credit Agreement).

       (b) The Company shall not permit Sleepmaster or any of Sleepmaster's Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including, without limitation, Acquired Indebtedness) unless such Indebtedness is Incurred by Sleepmaster or a Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full Fiscal Quarters for which financial statements are available immediately preceding the Incurrence of such Indebtedness taken as one period is at least equal to or greater than 2:1.

       Notwithstanding the foregoing, Sleepmaster and, to the extent specifically set forth below, its Restricted Subsidiaries may Incur each and all of the following (collectively, the "Permitted Indebtedness"):

               (i) Indebtedness of Sleepmaster (and Guarantees thereof by the Guarantors) under the Senior Debt Documents in an aggregate principal amount then classified as having been incurred in reliance on this clause (i) at any one time outstanding not to exceed the greater of (A) $25 million under any revolving credit facility thereof and in respect of letters of credit thereunder minus the amount by which any commitments thereunder are permanently reduced and minus the aggregate amount of Net Cash Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to Section 6.5, and (B) the sum of (1) 80% of the consolidated net book value of the accounts receivable and (2) 60% of the net book value of the inventory, in each case of Sleepmaster and its Restricted Subsidiaries as set forth on the latest available consolidated balance sheet of Sleepmaster determined in accordance with GAAP;

               (ii)   Existing Indebtedness outstanding on the Closing Date;

               (iii)  Indebtedness represented by the Note and this Agreement;

               (iv) Indebtedness of Sleepmaster owing to a Restricted Subsidiary; provided, that any Indebtedness of Sleepmaster owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form provided for in the Subordinated Notes Documents and is unsecured and is Subordinated Indebtedness of Sleepmaster; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an Incurrence of such Indebtedness by Sleepmaster or other obligor not permitted by this clause
   (iv);

               (v) Indebtedness of a Majority Owned Restricted Subsidiary owing to Sleepmaster or another Majority Owned Restricted Subsidiary; provided, that any such Indebtedness is made pursuant to an intercompany note in the form provided for in the Subordinated Notes Documents; provided, further, that (A) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to Sleepmaster or a Majority Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v), and (B) any transaction pursuant to which any Majority Owned Restricted Subsidiary, which has Indebtedness owing to Sleepmaster or any other Wholly Owned Restricted Subsidiary, ceases to be a Majority Owned Restricted Subsidiary shall be deemed to be the Incurrence of Indebtedness by such Majority Owned Restricted Subsidiary that is not permitted by this clause (v);

               (vi) Guarantees of any Restricted Subsidiary made in accordance with the Subordinated Notes Documents;

               (vii) obligations of Sleepmaster or any Restricted Subsidiary entered into in the ordinary course of business (A) pursuant to Interest Rate Agreements designed to protect Sleepmaster or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of Sleepmaster or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding or (B) under any Currency Hedging Agreements, relating to (1) Indebtedness of Sleepmaster or any Restricted Subsidiary and/or (2) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of Sleepmaster or any Restricted Subsidiary; provided, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of Sleepmaster or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (viii) Indebtedness of Sleepmaster or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness Incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case Incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property (including common stock) used in the business of Sleepmaster, in an aggregate principal amount outstanding at any time pursuant to this clause (viii) not to exceed the greater of $7.5 million or 10% of Sleepmaster's Consolidated Net Tangible Assets; provided, that the principal amount of any Indebtedness permitted under this clause (viii) did not in each case at the time of Incurrence exceed the Fair Market Value, as determined by Sleepmaster in good faith, of the acquired or constructed asset or improvement so financed;

               (ix) Acquired Indebtedness, Indebtedness incurred to finance acquisitions, or Indebtedness Incurred to refinance Acquired Indebtedness or Indebtedness Incurred to finance acquisitions, in any such case of Sleepmaster or any Guarantor; provided, that after giving pro forma effect thereto (A) Sleepmaster's Consolidated Fixed Charge Coverage Ratio is less than 2.0:1 but greater than or equal to 1.75:1 and (B) Sleepmaster's Consolidated Fixed Charge Coverage Ratio increases as a consequence of such incurrence and related acquisition;

               (x) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii), (iii) or (ix) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the borrower under such refinancing is Sleepmaster, or, if not Sleepmaster, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing plus the lesser of (A) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Sleepmaster incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinate Indebtedness, such new Indebtedness is made subordinated to the Subordinated Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced and (2) in the case of Indebtedness that is Subordinated Indebtedness or Pari Passu Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

               (xi) any Guarantee by Sleepmaster or any of its Restricted Subsidiaries of Indebtedness of Sleepmaster or a Restricted Subsidiary of Sleepmaster that was not prohibited from being Incurred pursuant to any of the terms of this Agreement or the Subordinated Notes Documents;

               (xii) Indebtedness incurred by Sleepmaster or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

               (xiii) Indebtedness arising from agreements of Sleepmaster or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided, that (A) such Indebtedness is not reflected on the balance sheet of Sleepmaster or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross Cash proceeds actually received by Sleepmaster and/or such Restricted Subsidiary in connection with such disposition;

               (xiv) obligations in respect of performance and surety bonds and completion Guarantees provided by Sleepmaster or any Restricted Subsidiary in the ordinary course of business; and

               (xv) Indebtedness of Sleepmaster in addition to that described in clauses (i) through (xiv) above, and any refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $10 million outstanding at any one time in the aggregate.

       For purposes of determining compliance with this Section 6.1, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, Sleepmaster in its sole discretion shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types. In addition, Sleepmaster may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the second paragraph hereof; provided, that Sleepmaster would be permitted to Incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the second paragraph hereof, as the case may be, at such time of reclassification except for Redeemable Capital Stock outstanding on the date of this Agreement.

       SECTION 6.2 Limitation on Transactions with Affiliates. The Company shall not, and shall not permit, cause, or suffer Sleepmaster or any Restricted Subsidiary of Sleepmaster to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company or Sleepmaster (other than the Company, Sleepmaster or a Majority Owned Restricted Subsidiary of Sleepmaster) unless such transaction or series of related transactions is entered into in good faith and in writing and (a) (i) such transaction or series of related transactions is on terms that are no less favorable to the Company, Sleepmaster or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) the Company or Sleepmaster, in the case of such a transaction involving Sleepmaster or any Restricted Subsidiary, delivers an officers' certificate to the Lender certifying that such transaction or series of related transactions complies with clause (a)(i) of this Section, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $5 million, such transaction or series of related transactions has been approved by a majority of the Disinterested Advisors of the Board of Advisors of the Company or Sleepmaster, in the case of such a transaction involving Sleepmaster or any Restricted Subsidiary, or in the event there is only one Disinterested Advisor, by such Disinterested Advisor, and (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $10 million, the Company or Sleepmaster, in the case of such a transaction involving Sleepmaster or any Restricted Subsidiary, delivers to the Lender a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company, Sleepmaster or such Restricted Subsidiary from a financial point of view; provided, that this provision shall not apply to (i) employment agreements and employee benefit arrangements with any officer or director or advisor of the Company, Sleepmaster or any Restricted Subsidiary of Sleepmaster, including under any unit purchase, unit option or unit incentive plans, entered into in the ordinary course of business and consistent with the past practices of the Company, Sleepmaster or such Restricted Subsidiary, (ii) transactions pursuant to agreements in effect on the date of this Agreement, including amendments thereto entered into after that date; provided, that the terms of any such amendment are not less favorable to the Company, Sleepmaster or such Restricted Subsidiary than the terms of such agreement prior to such amendment or (iii) any Permitted Payment or Restricted Payment which is permitted to be made under Section 6.3.

       SECTION 6.3 Restricted Payments. (a) The Company will not, directly or indirectly, make any Restricted Payments other than with respect to (i) Permitted Seller Debt (as defined in the Senior Credit Agreement) and (ii) repurchases of management units pursuant to the terms and conditions of any employment agreements between the Company or any of its Subsidiaries and the management of the Company or any of its Subsidiaries.

       (b) The Company will not permit Sleepmaster or any Restricted Subsidiary of Sleepmaster to, directly or indirectly, make a Restricted Payment unless:

            (i) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of Sleepmaster or its Restricted Subsidiaries;

            (ii) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, Sleepmaster could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under Section 6.1 herein; and

            (iii) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the Subordinated Notes Documents does not exceed the sum of:

            (A) 50% of the aggregate Consolidated Net Income of Sleepmaster accrued on a cumulative basis during the period beginning on the first day of Sleepmaster's Fiscal Quarter beginning after the date of the Subordinated Notes Documents and ending on the last day of Sleepmaster's last Fiscal Quarter ending prior to the date of the Restricted

   Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

            (B) the aggregate Net Cash Proceeds (including the Fair Market Value of property other than Cash, provided that such Fair Market Value is determined by the Board of Advisors of Sleepmaster in good faith and evidenced by a Board Resolution set forth in an officer's certificate delivered to the Lender and, if the Fair Market Value is in excess of $5 million, an opinion as to the value thereof issued by an investment banking firm of national standing, (a copy of which shall be delivered to the Lender), which opinion shall provide a specific value which, or a range of values the lowest point of which, is not lower than the value set forth in the Board Resolution; provided, further, that such property is related, ancillary or complementary to any business of Sleepmaster and its Restricted Subsidiaries) received after the date of the Subordinated Notes Documents by Sleepmaster either (1) as capital contributions in the form of common equity to Sleepmaster or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of Sleepmaster or any options, warrants or rights to purchase such Qualified Capital Stock of Sleepmaster (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (c) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from Sleepmaster or any Subsidiary until and to the extent such borrowing is repaid);

            (C) the aggregate Net Cash Proceeds (including the Fair Market Value of property other than Cash; provided, that such Fair Market Value is determined by the Board of Advisors of Sleepmaster in good faith and evidenced by a Board Resolution set forth in an officer's certificate delivered to the Lender and, if the Fair Market Value is in excess of $5 million, an opinion as to the value thereof issued by an investment banking firm of national standing (a copy of which shall be delivered to the Lender), which opinion shall provide a specific value which, or a range of values the lowest point of which, is not lower than the value set forth in the Board Resolution, and provided further, that such property is related, ancillary or complementary to any business of Sleepmaster and its Restricted Subsidiaries) received after the date of this Agreement by Sleepmaster (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of Sleepmaster (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from Sleepmaster or any Subsidiary until and to the extent such borrowing is repaid);

            (D) the aggregate Net Cash Proceeds received after the date of the Subordinated Notes Documents by Sleepmaster from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of Sleepmaster or its Restricted Subsidiaries into or for Qualified Capital Stock of Sleepmaster plus, to the extent such debt securities or Redeemable Capital Stock were issued after the date of the Subordinated Notes Documents, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from Sleepmaster or any Subsidiary until and to the extent such borrowing is repaid); and

            (E) (1) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the date of the Subordinated Notes Document, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (2) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of Sleepmaster's interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary.

       (c) Notwithstanding the foregoing, and in the case of clauses (ii) through (xi) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (xi) being referred to as a "Permitted Payment"):

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (b) of this Section 6.3 and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (b) of this Section 6.3;

            (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of Sleepmaster in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which Cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for Cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of Sleepmaster; provided, that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (iii)(B) of paragraph (b) of this Section 6.3;

            (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for Cash (other than to any Subsidiary of Sleepmaster) of any Qualified Capital Stock of Sleepmaster; provided, that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (iii)(B) of paragraph (b) of this Section 6.3;

            (iv) the refinancing of any Subordinated Indebtedness, including the repurchase, redemption, defeasance, retirement, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) through the substantially concurrent issuance of new Subordinated Indebtedness; provided, that any such new Subordinated Indebtedness (A) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Sleepmaster incurred in connection with such refinancing; (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness being refinanced; and (C) is expressly subordinated in right of payment to the Subordinated Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

            (v) the purchase or redemption of shares of Special Preferred Stock issued subsequent to the date of the Subordinated Notes Documents; provided, that immediately following such purchase or redemption the Consolidated Fixed Charge Coverage Ratio of Sleepmaster is not less than 2.0:1;

            (vi) the declaration or payment of dividends or other distributions, or the making of loans, to the Company for (A) reasonable and customary salary, bonus and other benefits payable to officers, employees and consultants of the Company consistent with past practice, (B) reasonable fees and expenses paid to members of the Board of Advisors of the Company consistent with past practice, (C) general corporate overhead expenses of the Company in the ordinary course of business consistent with past practice, (D) management, consulting or advisory fees paid to the Company to permit the Company to pay management, consulting or advisory fees, in each case, not to exceed $500,000 in any fiscal year, and (E) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or Sleepmaster held by any member or former member of the Company's or Sleepmaster's (or any of the Sleepmaster's Restricted Subsidiaries') management pursuant to any management equity subscription agreement, securityholders agreement or unit option agreement, in each case as in effect as of the date of this Agreement; provided, (1) with respect to clauses (A) through (C) above in the aggregate, the aggregate amount paid does not exceed $500,000 in any Fiscal Year and (2) with respect to clause (E) above, the aggregate price paid shall not exceed (x) $2 million in any calendar year (with unused amounts in any one calendar year being carried over to the immediately succeeding calendar year subject to a maximum (without giving effect to clause (y)) of $5 million in any calendar year), plus (y) the Net Cash Proceeds contributed to Sleepmaster by the Company from any issuance or reissuance of Capital Stock by the Company to members of management of Sleepmaster and its Restricted Subsidiaries (provided that the Net Cash Proceeds contributed to Sleepmaster from the issuance of such shares of Capital Stock are excluded from clause (iii)(B) of paragraph (b) of this
   Section 6.3 to the extent used pursuant to this clause (vi)(E) of paragraph
   (c) of this Section 6.3) and the proceeds to Sleepmaster of any "key-man" life insurance policies; provided that the cancellation of Indebtedness owing to Sleepmaster from members of management of Sleepmaster or any Restricted Subsidiary in connection with such repurchase of Capital Stock will not be deemed to be a Restricted Payment;

            (vii) distributions to the Company of Tax Amounts with respect to such calendar year, which distributions or payments may be made from time to time with respect to a calendar year, based on reasonable estimates of such Tax Amounts, as are necessary in order for the Company to make estimated and final payments of income tax with respect to the Taxable Income of Sleepmaster with respect to such calendar year; provided, that in the event that the amounts which were actually distributed under this clause (vii) with respect to such calendar year exceed the required Tax Amounts with respect to such calendar year as determined by Sleepmaster's accountants, the Company shall promptly pay to Sleepmaster such excess; provided, further, that all such distributions or payments in respect of a calendar year are made no later than 120 days after the end of such calendar year;

            (viii) the declaration and payment of dividends on Redeemable Capital Stock issued on after the date of this Agreement, the Incurrence of which satisfied the covenant set forth in the first paragraph of Section 6.1(b);

            (ix) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

            (x) loans, advances, dividends or distributions from Sleepmaster to the Company in an amount equal to the current Cash interest payments then due on the Sleep Investor Promissory Notes as in effect on the Closing Date; provided, that with respect to any such loans, advances, dividends or distributions and after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio of Sleepmaster is not less than 2.0:1; and

            (xi) additional Restricted Payments, other than those listed above, not to exceed $5 million in the aggregate while the Note is outstanding.

       SECTION 6.4 Mergers. (a) The Company shall not consolidate or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless, (i) the entity formed by or surviving any such consolidation or merger (if other than the Company), or to which such conveyance or other disposition shall have been made the ("Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes all of the Obligations by written instrument reasonably satisfactory to the Lender; and (iii) immediately after giving effect to such transaction on a pro forma basis and treating any Indebtedness which becomes an obligation of the Company or the Surviving Entity, as applicable, as a result of such transaction as having been incurred by the Company or the Surviving Entity, as applicable, at the time of the transaction, no Potential Event of Default or Event of Default shall have occurred and be continuing.

       (b) The Company shall not permit Sleepmaster to consolidate or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless, (i) the entity formed by or surviving any such consolidation or merger (if other than Sleepmaster), or to which such conveyance or other disposition shall have been made the ("Sleepmaster Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction and the use of any Net Cash Proceeds therefrom on a pro forma basis as if such transaction had occurred at the beginning of the applicable four-quarter period, Sleepmaster or the Sleepmaster Surviving Entity, as applicable, could incur at least $1.00 of Indebtedness pursuant to Section 6.1(b); and (iii) immediately after giving effect to such transaction on a pro forma basis and treating any Indebtedness which becomes an obligation of Sleepmaster or the Sleepmaster Surviving Entity, as applicable, as a result of such transaction as having been incurred by Sleepmaster or the Sleepmaster Surviving Entity, as applicable, at the time of the transaction, no Potential Event of Default or Event of Default shall have occurred and be continuing.

       SECTION 6.5 Asset Sales; Sale of Subsidiary Stock.

       (a) The Company shall not permit Sleepmaster or any Restricted Subsidiary of Sleepmaster to, directly or indirectly, consummate any Asset Sales, unless:

            (i) at least 75% of the consideration from such Asset Sale is received in Cash or Temporary Cash Investments (provided, that the 75% limitation will not apply to any Asset Sale in which the Cash or Temporary Cash Investments portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation);

            (ii) Sleepmaster or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Advisors of Sleepmaster and evidenced in a Board Resolution); and

            (iii) an amount equal to 100% of the Net Cash Proceeds from such Asset Sale is applied by Sleepmaster (or such Restricted Subsidiary, as the case may be):

            (A) first, to the extent Sleepmaster elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Debt pursuant to the Senior Debt Documents or invest the Net Cash Proceeds in properties and other assets that (as determined by the Board of Advisors of Sleepmaster) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of Sleepmaster or its Restricted Subsidiaries existing on the date of this Agreement or in businesses reasonably related thereto, within one year from the later of the date of such Asset Sale and the receipt of such Net Cash Proceeds;

            (B) second, to the extent of the balance of such Net Cash Proceeds after application in accordance with clause (A), to prepay, repay, redeem or purchase Indebtedness pursuant to the Subordinated Notes Documents, within one year from the later of the date of such Asset Sale and the receipt of such Net Cash Proceeds; and

            (C) third, to the extent of the balance of such Net Cash Proceeds after application in accordance with clauses (A) and (B) and to the extent permissible pursuant to the Senior Debt Documents, to prepay, repay, redeem or purchase the Loan.

       Pending the final application of any such Net Cash Proceeds, Sleepmaster or such Restricted Subsidiary may invest such Net Cash Proceeds in any manner that is not prohibited by this Agreement or the Subordinated Notes Documents.

       For the purposes of this Section 6.5, the following are deemed to be Cash or Temporary Cash Investments: the amount of (x) any liabilities (as shown on Sleepmaster's or such Restricted Subsidiary's most recent balance sheet) of Sleepmaster or any Restricted Subsidiary (other than contingent liabilities, liabilities that are subordinated to or rank equally with the Subordinated Notes or any Guarantee thereof and liabilities that are incurred in connection with or in contemplation of the related Asset Sale) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that fully and unconditionally releases Sleepmaster or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by Sleepmaster or any such Restricted Subsidiary from such transferee that are promptly converted by Sleepmaster or such Restricted Subsidiary into Cash or Temporary Cash Investments (to the extent of the Cash received).

       (b) The Company shall not permit Sleepmaster or any Restricted Subsidiary of Sleepmaster to issue, sell or transfer any Capital Stock, except (i) if after giving effect to such issuance, sale or transfer of Capital Stock such Restricted Subsidiary would be a Majority Owned Restricted Subsidiary, (ii) for Capital Stock issued or sold to, held by or transferred to Sleepmaster or a Wholly Owned Restricted Subsidiary, and (iii) for Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided, that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C). This clause (b) shall not apply upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of this Agreement.

       (c) Sleepmaster will not permit any Person (other than Sleepmaster or a Wholly Owned Restricted Subsidiary) to acquire Capital Stock of any Restricted Subsidiary from Sleepmaster or any Restricted Subsidiary except (i) upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of this Agreement or (ii) if after giving effect to such acquisition such Restricted Subsidiary would be a Majority Owned Subsidiary.

       (d) Notwithstanding the foregoing, this covenant shall not prohibit any issuance or sale of the Capital Stock of any Restricted Subsidiary if immediately after giving effect to such issuance or sale, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 6.3 herein if made on the date of such issuance or sale. Any such Investment shall be deemed a Restricted Payment.

       SECTION 6.6 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not cause or permit Sleepmaster or any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of Sleepmaster or any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits, (b) pay any Indebtedness owed to the Company, Sleepmaster or any other Restricted Subsidiary, (c) make any Investment in Sleepmaster or any other Restricted Subsidiary or (d) transfer any of its properties or assets to Sleepmaster or any other Restricted Subsidiary. However, this covenant does not prohibit any encumbrance or restriction (i) pursuant to an agreement in effect on the date of this Agreement; (ii) with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of Sleepmaster on the date of this Agreement, in existence at the time such Person becomes a Restricted Subsidiary of Sleepmaster and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided, that such encumbrances and restrictions are not applicable to Sleepmaster or any Restricted Subsidiary or the properties or assets of Sleepmaster or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary; (iii) under the Senior Debt Documents as in effect on the date of this Agreement, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; (iv) under the Subordinated Notes Documents; (v) under any applicable law, rule, regulation or order; (vi) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired; (viii) under contracts for the sale of assets, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; and (ix) under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses
(i) through (viii), or in this clause (ix); provided, that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

       SECTION 6.7 Limitation on Liens. The Company shall not, and shall not cause or permit Sleepmaster or any of its Restricted Subsidiaries to, directly or indirectly, create, incur or affirm any Lien of any kind securing any Subordinated Indebtedness or Pari Passu Indebtedness (including any assumption, Guarantee or other liability with respect thereto by any Restricted Subsidiary), upon any property or assets (including any intercompany notes) of the Company, Sleepmaster or any Restricted Subsidiary owned on the date of this Agreement or acquired after the date of this Agreement, or assign or convey any right to receive any income or profits therefrom, unless the Notes or the Subordinates Notes, as the case may be (or a Guarantee in the case of Liens of a Guarantor), are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Note or the Subordinated Notes, as the case may be, shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien, except for Liens:

       (a) securing Acquired Indebtedness which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Subordinated Indebtedness or Pari Passu Indebtedness (including any assumption, Guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of Section 6.1 herein; provided, that in the case of this clause (a), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company, Sleepmaster or its Restricted Subsidiaries;

       (b) securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clause (a), so long as the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing by an amount greater than the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company or Sleepmaster, as the case may be, incurred in connection with such refinancing; provided, that in the case of this clause (b), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company, Sleepmaster or its Restricted Subsidiaries;

       (c) Liens in favor of the Company, Sleepmaster or any Restricted Subsidiary of Sleepmaster;

       (d) Liens on property existing at the time of acquisition thereof by the Company, Sleepmaster or any Restricted Subsidiary of Sleepmaster, provided, such Liens were not incurred in contemplation of such acquisition;

       (e) Liens existing on the date of this Agreement; and

       (f) Liens securing Indebtedness incurred pursuant to clause (x) of the third paragraph of Section 6.1 herein where the Liens securing the Indebtedness being refinanced were permitted under this Agreement and Subordinated Notes Documents.

       Notwithstanding the foregoing, any Lien securing the Notes or the Subordinated Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Subordinated Indebtedness or Pari Passu Indebtedness, as the case may be, described above of their Lien on the property or assets of the Company, Sleepmaster or any Restricted Subsidiary of Sleepmaster (including any deemed release upon payment in full of all obligations under such Pari Passu Indebtedness or Subordinated Indebtedness), at such time as the holders of all such Subordinated Indebtedness and Pari Passu Indebtedness also release their Lien on the property or assets of the Company, Sleepmaster or such Restricted Subsidiary of Sleepmaster, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company or Sleepmaster of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company, Sleepmaster or any Restricted Subsidiary of Sleepmaster in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

       SECTION 6.8 Limitations on Unrestricted Subsidiaries.

       The Company may permit Sleepmaster to designate after the Closing Date any Subsidiary (other than a Guarantor) as an "Unrestricted Subsidiary" under this Agreement (a "Designation") only if:

       (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

       (b) Sleepmaster would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the second paragraph of Section 6.3 herein in an amount (the "Designation Amount") equal to the greater of (i) the net book value of Sleepmaster's interest in such Subsidiary calculated in accordance with GAAP or (ii) the Fair Market Value of Sleepmaster's interest in such Subsidiary as determined in good faith by Sleepmaster's Board of Advisors;

       (c) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of Sleepmaster which is not simultaneously being designated an Unrestricted Subsidiary;

       (d) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; provided that an Unrestricted Subsidiary may provide a Guarantee for the Subordinated Notes; and

       (e) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with Sleepmaster or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Sleepmaster or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Sleepmaster, or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

       In the event of any such Designation, Sleepmaster shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 6.3 hereof for all purposes of this Agreement in the Designation Amount.

       The Company shall not cause or permit Sleepmaster or any Restricted Subsidiary of Sleepmaster to at any time:

       (a) provide credit support for, Guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries); or

       (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of Sleepmaster as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

       The Company may permit Sleepmaster to revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

       (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

       (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

       (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, Sleepmaster could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 6.1 herein.

       All Designations and Revocations must be evidenced by a Board Resolution of Sleepmaster delivered to the Lender certifying compliance with the foregoing provisions.

                          ARTICLE 7. EVENTS OF DEFAULT

       If any of the following conditions or events ("Events of Default") shall occur and be continuing:

       SECTION 7.1 Failure To Make Payments When Due. (i) Failure to pay any installment of principal of the Loan when due, whether at Stated Maturity, by acceleration, by notice of prepayment, by operation of Section 2.3 or otherwise; or (ii) failure to pay any interest on any Loan or any other amount due under this Agreement and such default continues for a period of thirty (30) Business Days; or

       SECTION 7.2 Default in Other Agreements. (a) Failure of any Credit Party to pay when due any principal of or interest on any Indebtedness in excess of $10,000,000 in principal outstanding and the expiration of any applicable grace periods or (b) any breach or default by any Credit Party, including a Senior Default, and the expiration of any applicable grace periods under any evidences of Indebtedness in excess of $10,000,000 in the aggregate; provided, that as a result of any such failure to pay such Indebtedness under clause (a) above, or any such breach or default under clause (b) above, the Indebtedness thereunder shall have become due and payable prior to its Stated Maturity and such Indebtedness shall be automatically accelerated or accelerated upon by the holders of any such Indebtedness; or

       SECTION 7.3 Breach of Certain Covenants and Agreements. Failure of any Credit Party to perform or comply in any material respect with (a) any term or condition contained in Section 2.3(a), or Article 6 (other than a failure to purchase the Note when required under Sections 2.3(a)(ii)(B) or 6.5), or (b) any other term contained in this Agreement, and (i) in the case of clause (a), such failure shall not have been remedied or waived within thirty (30) days after receipt of written notice from the Lender of such default (other than any occurrence described in the other provisions of this Article 7 for which a different grace or cure period is specified or which constitutes an immediate Event of Default), and (ii) in the case of clause (b), such failure shall not have been remedied or waived within sixty (60) days after receipt of written notice from the Lender of such default (other than any occurrence described in the other provisions of this Article 7 for which a different grace or cure period is specified or which constitutes an immediate Event of Default); or

       SECTION 7.4 Breach of Warranty. Any representation or warranty made by any Credit Party in any Loan Document or in any statement or certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of when made; or

       SECTION 7.5 Involuntary Bankruptcy; Appointment of Receiver, Etc. (a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (b) an involuntary case is commenced against any Credit Party under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or over all or a substantial part of any of its property, shall have been entered; or an interim receiver, trustee or other custodian of any Credit Party or all or a substantial part of its property is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of any Credit Party, and the continuance of any such events in this clause (b) for sixty (60) days unless dismissed, bonded, stayed, vacated, or discharged; or

       SECTION 7.6 Voluntary Bankruptcy; Appointment of Receiver, Etc. Any Credit Party shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by any Credit Party of any assignment for the benefit of creditors the admission by any Credit Party in writing of its inability to pay its debts as such debts become due; or the Board of Advisors of any Credit Party (or any committee thereof) adopts any Board Resolution or otherwise authorizes action to approve any of the foregoing; or

       SECTION 7.7 Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $10,000,000 (not covered by insurance) shall be entered or filed against any Credit Party or any of its respective assets by a final, nonappealable order of a court of competent jurisdiction, shall remain outstanding, undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days following such entry or filing; or

       SECTION 7.8 Agreements. Any material provision of any Loan Document shall cease to be a valid and binding obligation against the Company or the Company shall so state in writing.

       THEN, subject to the terms of Article 8, (i) upon the occurrence of any Event of Default described in the foregoing Section 7.5 or 7.6 (but expressly excluding the other Events of Default in this Article VII), the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligations of the Lender hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, the Lender may, by written notice to the Company, declare the Loan to be, and the same shall forthwith become, due and payable, as specified below, together with accrued interest thereon, and if such Event of Default results from a failure to comply with Section 2.3(a), together with the prepayment premium applicable thereto, if any, and the obligations of the Lender hereunder shall thereupon terminate.


                            ARTICLE 8. SUBORDINATION

       SECTION 8.1 Note Subordinate to Senior Debt. Each of the Credit Parties covenants and agrees, and the Lender covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 8, the payment of the principal of and interest, premiums and fees on the Note or in connection with this Agreement both before and after the commencement of a bankruptcy proceeding, and all other sums or obligations due and payable by the Credit Parties to the Lender hereunder (collectively with the Note and this Agreement, the "Subordinated Obligations"), are to the extent provided in this Article 8 hereby expressly made subordinate and subject in right of payment to the prior payment in Cash in full of all Senior Debt.

       SECTION 8.2 Payment Over of Proceeds Upon Dissolution.

       (a) In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to any Credit Party or to its creditors, as such, or to its assets, or any liquidation, dissolution or other winding up of any Credit Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Credit Party (collectively, "Bankruptcy Events"), then and in any such event:

           (i) the holders of Senior Debt shall be entitled to receive payment in Cash in full of all amounts due or to become due on or in respect of all such Senior Debt, before the Lender is entitled to receive any payment or distribution, whether in Cash, securities or other property, on account of the Subordinated Obligations;

           (ii) any payment or distribution of assets of any Credit Party of any kind or character, whether in Cash, property or securities, by set-off or otherwise, to which the Lender would be otherwise entitled but for the provisions of this Article 8, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of any Credit Party being subordinated to the payment of the Subordinated Obligations of any Credit Party (except for any such payment or distribution of securities which, if debt securities, are subordinated to at least the same extent as such

  Subordinated Obligations to the payment of all Senior Debt then outstanding and which, in any case, do not mature or become subject to a mandatory repurchase, mandatory defeasance or similar mandatory redemption obligation prior to one year following the maturity of such Senior Debt ("Junior Securities")) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, such Senior Debt held or represented by each, to the extent necessary to make payment in Cash in full of all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

           (iii) in the event that, notwithstanding the foregoing provisions of this Article 8, the Lender shall have received any such payment or distribution of assets of any Credit Party of any kind or character, whether in Cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Credit Parties being subordinated to the payment of Subordinated Obligations (but excluding any Junior Securities) before all Senior Debt is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be held in trust for the benefit of the holders of Senior Debt and paid over or delivered forthwith directly to the holders of all Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on the principal of, and interest on, such Senior Debt held or represented by each, to the extent necessary to pay all such Senior Debt in full in Cash, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt; provided, that if the Lender is ordered by any court of competent jurisdiction to pay such payment or distribution to such trustee in bankruptcy, receiver, liquidating trustee or otherwise, then the Lender shall have no liability to the holders of Senior Debt pursuant to the provisions of this Section 8.2(a) for complying with such order.

       (b) The Senior Agent or any other agent for or trustee of any Senior Debt created after the Closing Date shall have the right to request the Lender to file and, in the event the Lender fails to do so within 14 days, is hereby authorized to file a proper claim or proof of debt in the form required in any Bankruptcy Event for and on behalf of the Lender or any other holder of the Note (including on behalf of each such holder with respect to any such rights received by such holders from holders of Indebtedness of the Credit Parties due to such Indebtedness being subordinated to the Subordinated Obligations), to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations in an amount not in excess of the Senior Debt then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. Each holder of the Note shall provide to the Senior Agent all information and documents reasonably necessary to present claims or seek enforcement as aforesaid. The Lender and any other holder of the Note shall retain the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided, that such holder shall not take any action or vote in any way so as to contest the enforceability of this

Article 8, the Senior Debt or any other agreement or instrument to the extent evidencing or relating to the Senior Debt. The Senior Agent shall retain the right to vote its Senior Debt and otherwise act in any such Bankruptcy Event (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided, that the Senior Agent shall not take any action or vote in any way so as to contest the enforceability of this Article 8, the Subordinated Obligations or any other agreement or instrument to the extent evidencing or relating to the Subordinated Obligations.

       (c) If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of any Credit Party with, or any Acquisition of any Credit Party into, another corporation or the liquidation or dissolution of any Credit Party following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, Acquisition or liquidation shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Credit Party for the purposes of this Article 8; provided, that no other Bankruptcy Event shall have occurred and be continuing at the time of such consolidation, Acquisition or liquidation.

       SECTION 8.3 No Payment in Certain Circumstances.

       (a) In the event that (i) any Credit Party shall fail to pay when due, upon acceleration or otherwise, any principal, interest, premiums or fees with respect to Senior Debt of the Company (a "Payment Default") which Payment Default shall not have been cured or waived, or (ii) any Credit Party shall fail to comply with the covenants contained in the Senior Debt Documents or any event of default (other than a Payment Default) under the Senior Debt Documents shall occur and be continuing, which default shall not have been cured or waived (a "Covenant Default"), and the Company and the Lender receive written notice of such Covenant Default from the Senior Agent (a "Blockage Notice") (provided, that no such Blockage Notice shall be required with respect to a Payment Default), then no payment or other amount on account of the Subordinated Obligations shall be made by any Credit Party or received by the holders of the Subordinated Obligations (x) in the case of any Payment Default, unless and until such Senior Debt shall have been paid in full or until such Payment Default shall have been cured or waived, or (y) in the case of any Covenant Default, from the earlier of the date on which the Company or the Lender receives such Blockage Notice until the earlier of (1) 179 days after such date and (2) the date, if any, on which the Senior Debt to which such Covenant Default relates is paid in full or such Covenant Default is waived by the holders of such Senior Debt or otherwise cured (a "Blockage Period"); provided, that (A) only one Blockage Period consisting of an aggregate of 179 days may exist in any 360-day period, and (B) no Covenant Default that previously served as the basis for a Blockage Notice or that was in existence during a prior Blockage Period may serve as the basis for a subsequent Blockage Notice unless such Covenant Default was subsequently cured for a period of at least 90 consecutive days.

       (b) In the event that, notwithstanding the foregoing, any Credit Party shall make or the holders of the Subordinated Obligations shall receive any payment or other amount prohibited by the foregoing provisions of this Section 8.3, then and in such event such payment or other amount shall be held in trust for the benefit of the holders of Senior Debt and paid over and delivered forthwith to such holders of Senior Debt. The provisions of this Section 8.3 shall not apply to any payment with respect to which Section 8.2 would be applicable.

       SECTION 8.4 Acceleration Rights; Remedies. If an Event of Default shall exist at any time that any Senior Debt shall be outstanding, neither the Lender nor any other holder of the Note shall take any action, judicial or otherwise, to accelerate or to collect payment on, or redeem, retire, purchase or otherwise acquire the Subordinated Obligations or to pursue any other remedy with respect to the Subordinated Obligations prior (including joining with any creditor to commence any bankruptcy proceeding) to the earlier of:

       (a) the payment in full of all Senior Debt;

       (b) the occurrence or commencement of a Bankruptcy Event (with respect to which the provisions of Section 8.2 shall govern);

       (c) the expiration of 90 days immediately following the receipt by the holders of the Senior Debt (or agents representing all such holders) of notice of the occurrence of such Event of Default from the holder or holders entitled to accelerate payments on the Subordinated Obligations, and such holder's or holders' good faith intention to declare the unpaid amount of all Subordinated Obligations to be immediately due and payable in accordance with the Loan Documents, unless, during such period the Senior Agent or such holder shall have caused such Event of Default to be cured; and

       (d) the acceleration of the maturity of the Senior Debt;

provided, that any amount received by the Lender as a result of or following any acceleration permitted above, prior to payment in full of the Senior Debt, shall be and paid to the holders of Senior Debt (or the agent or agents therefor) in accordance with the provisions of this Article 8.

       SECTION 8.5 Payments Otherwise Permitted. Nothing contained in this
Article 8 or elsewhere in this Agreement or in the Note shall prevent any Credit Party, at any time except during a Bankruptcy Event as set forth in Section 8.2 or under the conditions described in Section 8.3, from making payments at any time of principal of and interest on the Loan required or permitted by the terms of the Note or this Agreement or any other amount payable by such Credit Party under the Note or this Agreement.

       SECTION 8.6 Subrogation to Rights of Holders of Senior Debt. Subject to, and solely effective following, the final and indefeasible payment in full of all Senior Debt, the Lender shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of Cash, property and securities applicable to such Senior Debt until the principal of and interest on the Loan and the Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any Cash, property or securities to which the Lender would be entitled except for the provisions of this Article 8, and no payments over pursuant to the provisions of this Article 8 to the holders of such Senior Debt by the Lender shall, as among any Credit Party, its creditors (other than holders of such Senior Debt) and the Lender, be deemed to be a payment or distribution by such Credit Party to or on account of such Senior Debt.

       SECTION 8.7 Provisions Solely to Define Relative Rights. The provisions of this Article 8 are solely for the purpose of defining the relative rights of the holders of the Subordinated Obligations on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article 8 or elsewhere in this Agreement or in the Note is intended to or shall (i) impair, as among any Credit Party, its creditors (other than holders of Senior Debt) and the Lender, the obligation of such Credit Party, which is absolute and unconditional, to pay to the Lender the principal of, and premium and interest on, and any other amount payable by such Credit Party under, the Note or this Agreement as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against such Credit Party of the Lender and its creditors (other than the holders of Senior Debt); or (iii) prevent the Lender from accelerating the Loan and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, subject to the terms of Section 8.4, or the rights, if any, under this Article 8 of the holders of Senior Debt (x) upon the occurrence of a Bankruptcy Event, to receive, pursuant to and in accordance with Section 8.2, Cash, property and securities otherwise payable or deliverable to the Lender, or (y) under the conditions specified in Section 8.3, to prevent or receive any payment prohibited by such Section.

       SECTION 8.8 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Credit Party with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Debt may at any time and from time to time, without the consent of or notice to the Lender, without incurring responsibility to the Lender and without impairing or releasing the subordination provided in this Article 8 or the obligations hereunder of the Lender and such holders to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, increase, modify or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising or waiving any rights, powers or remedies against any Credit Party and any other Person.

       The provisions of this Article 8 are intended to be for the benefit of, have been relied upon by and shall be enforceable directly by the holders of Senior Debt.

       SECTION 8.9 Reliance on Judicial Order. Upon any payment or distribution of assets of any Credit Party referred to in this Article 8, the Lender shall be entitled to rely upon any unstayed, final, nonappealable order or decree entered by any court of competent jurisdiction in which a Bankruptcy Event is pending for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt in such payment or distribution, the holders of Senior Debt and other Indebtedness of such Credit Party, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 8.

       SECTION 8.10 Amendment. Any material amendment to the provisions of this
Article 8 shall not be effective against any holder of Senior Debt without such holder's consent.

       SECTION 8.11 Remedies. The holders of Senior Debt shall be entitled to enforce their rights under this Article 8 specifically, to recover damages by reason of any breach of any provisions of this Article 8 and to exercise all other rights existing in their favor. The Lender acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Article 8 and that holders of Senior Debt may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Article 8.

                            ARTICLE 9. MISCELLANEOUS

       SECTION 9.1 Participations in Loan and Note.

       (a) The Lender shall have the right at any time, to sell, assign, transfer, or negotiate all or any part of the Loan or Note to one or more Persons; provided, that the Lender shall at all times retain at least 51% of the aggregate principal amount of the Loan. In the case of any sale, assignment, transfer, or negotiation of all or part of the Loan or Note as authorized under this Section 9.1(a), the assignee, transferee, or recipient shall have, to the extent of such sale, assignment, transfer, or negotiation, the same rights, benefits, and obligations as it would if it were a Lender with respect to such Loan or Note.

       (b) Subject to Section (a) above, the Lender may grant participations in all or any part of the Loan or Note to one or more Persons.

       (c) In connection with any sales, assignments, or transfers of any Loan or Note referred to in Section 9.1(a), the Lender shall give notice to the Company and Persons holding a majority of the outstanding principal amount of the Senior Debt and the Senior Agent of the identity of such parties and obtain agreements from the purchasers, assignees and transferees, as the case may be (the "Assignees"), that all information given to such parties will be held in strict confidence pursuant to a confidentiality agreement reasonably satisfactory to the Company. The Company shall maintain a register on which it will record the name and address of the Lender and all Assignees and shall be entitled to treat the holder or holders of record as the Lender for all purposes hereunder.

       (d) In the event of an assignment by the Lender, or any subsequent assignment, the term "Lender" herein shall be deemed to refer to each such Lender, the term "Note" shall be deemed to refer to each "Note", and any action requiring the consent of the Lender shall be deemed to require the consent of Persons holding in excess of 50% of the outstanding principal amount of the Note.

       SECTION 9.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company (including, without limitation, any opinions requested by the Lender as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, expenses, and disbursements of counsel to the Lender in connection with the negotiation, preparation, execution, and administration of the Loan Documents, and the Loan hereunder, and any amendments and waivers hereto or thereto; and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees) incurred by the Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the Note by reason of such Event of Default or in connection with any Refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings.

       SECTION 9.3 Indemnity. In addition to the payment of expenses pursuant to the terms and conditions of Section 9.2 hereof, whether or not the transactions contemplated hereby shall be consummated, each Credit Party (each an "Indemnitor") agrees to indemnify, pay, and hold the Lender and any holder of the Note, and the officers, directors, employees, agents, and Affiliates of the Lender and such holders (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the other Loan Documents, the Lender's agreement to make the Loan or the use or intended use of the proceeds of any of the Loan hereunder, including, without limitation, any of the foregoing arising pursuant to any Environmental Laws (the "Indemnified Liabilities"); provided, that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that any failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) the Indemnitor is prejudiced. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee's prior written consent which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided, further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 9.3 that is effected without its prior written consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

       SECTION 9.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of the Note, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Lender and each of the Credit Parties and an opinion of counsel of the Company to the effect that such amendment, modification, termination, or waiver does not violate Article 8 and the Senior Credit Agreement; provided, that no amendment, modification, waiver, or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) increase or subject the Lender to any additional obligations; (b) reduce the principal of, or interest on the Note or any fees, premiums, or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or premium or interest on, the Note or any fees or other amounts payable hereunder; or (d) amend this Section 9.4. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on such Credit Party in any case shall entitle any Credit Party to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this Section 9.4 shall be binding upon each holder of the Note at the time outstanding and each future holder of the Note.

       SECTION 9.5 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

       SECTION 9.6 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                           Sleepmaster Holdings L.L.C.
                           2001 Lower Road
                           Linden, NJ 07036-6520
                           Attention:   Mr. Charles Schweitzer
                           Facsimile:   (732) 381-3925
                           with copies (which shall not
                           constitute notice to the Company) to:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           14th Floor, Zone 4
                           New York, New York  10043
                           Attention:       John Weber
                           Telecopy No:     (212) 888-2940

                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, New York  10022-4675
                           Attention:       Kimberly P. Taylor, Esq.
                           Telecopy No.:    (212) 446-4900

                  To the Lender:

                           c/o Citicorp Capital Investors, Ltd.
                           399 Park Avenue
                           14th Floor, Zone 4
                           New York, New York  10043
                           Attention:       Richard E. Mayberry, Jr.
                           Telecopy No.:    (212) 888-2940

                           with a copy (which shall not
                           constitute notice to the Lender) to:

                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, New York  10022-4675
                           Attention:       Eunu Chun, Esq.
                           Telecopy No.:    (212) 446-4900

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally-recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

       SECTION 9.7 Survival of Warranties and Certain Agreements. (a) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note and shall continue (but, with respect to representations and warranties, such representations and warranties are made only as of the date when made pursuant to Section 4) until repayment of the Note and the Obligations in full; provided, that if all or any part of such payment is set aside, the representations and warranties in the Loan Documents shall continue as if no such payment had been made.

       (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Credit Parties set forth in Sections 9.2 and 9.3 shall survive the payment of the Loans and the Note and the termination of this Agreement.

       SECTION 9.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Note are cumulative to and not exclusive of, any rights or remedies otherwise available.

       SECTION 9.9 Severability. In case any provision in or obligation under this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

       SECTION 9.10 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

       SECTION 9.11 APPLICABLE LAW. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

       SECTION 9.12 Successors and Assigns; Subsequent Holders of Notes. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. The terms and provisions of this Agreement and all other certificates delivered pursuant to Section 3 shall inure to the benefit of any assignee or transferee of the Note pursuant to Section 9.1(a), and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Company's rights or any interest therein hereunder may not be assigned without the written consent of the Lender.

       SECTION 9.13 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY OR THE LENDER WITH RESPECT TO THIS AGREEMENT, ANY NOTE OR ANY WARRANT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH CREDIT PARTY AND THE LENDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND

UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT, HOWEVER, TO RIGHTS OF APPEAL. EACH CREDIT PARTY AND THE LENDER DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY, 375 HUDSON STREET, NEW YORK, NEW YORK 10014 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH CREDIT PARTY OR THE LENDER, AS APPLICABLE, IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH CREDIT PARTY OR THE LENDER, AS APPLICABLE, TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, A COPY OF SUCH PROCESS SO SERVED SHALL BE SENT BY AIR COURIER TO SUCH CREDIT PARTY OR THE LENDER, AS APPLICABLE, AT ITS ADDRESS PROVIDED IN SECTION 9.6 HEREOF, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY ANY CREDIT PARTY OR THE LENDER, AS APPLICABLE, REFUSES TO ACCEPT SERVICE, EACH CREDIT PARTY AND THE LENDER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PARTIES HERETO TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

       SECTION 9.14 Waiver of Jury Trial. EACH CREDIT PARTY AND THE LENDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; EACH CREDIT PARTY AND THE LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES. EACH CREDIT PARTY AND THE LENDER AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE PARTIES HERETO WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

       SECTION 9.15 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Lender.

       SECTION 9.16 Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

                                    * * * * *

       IN WITNESS WHEREOF, the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                               SLEEPMASTER HOLDINGS L.L.C.


                               By:
                                     -----------------------

                               Name:
                               Title:


                               CITICORP MEZZANINE PARTNERS, L.P.

                               By:          Citicorp Capital Investors, Ltd.
                               Its:         General Partner


                               By:
                                     -----------------------

                               Name:
                               Title: